Execution Copy
WAIVER

WAIVER, dated as of March 14, 2008 (this “Waiver”), to the Credit Agreement referred to below, among Griffon Corporation (the “Company”), Telephonics Corporation (the “Subsidiary Borrower” and, together with the Company, collectively, the “Borrowers”), each of the Lenders identified under the caption “LENDERS” on the signature pages hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Borrowers, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of December 20, 2006 (as amended by Amendment No. 1 thereto, dated as of December 31, 2007, the “Credit Agreement”). The Borrowers and the Lenders wish to waive certain provisions of the Credit Agreement, and accordingly, the parties hereto hereby agree as follows:

Section 1.    Definitions. Capitalized terms used in this Waiver and not otherwise defined herein are used herein as defined in the Credit Agreement.

Section 2.    Waiver. Subject to the terms and conditions set forth herein, the Lenders hereby waive, until April 30, 2008, any Default or Event of Default which may arise under paragraph (d) of Article VIII of the Credit Agreement as a result of a breach by the Company of Section 7.11 (a) or Section 7.11(b) of the Credit Agreement for the period of four consecutive fiscal quarters of the Company ending on March 31, 2008.

Section 3.    Terms. The waiver granted herein is limited strictly to its terms, shall apply only to the sections of the Credit Agreement described above and with respect to the period specified herein, and shall not extend to or affect any of the Borrowers’ other obligations contained in the Credit Agreement or any other Loan Document or to any periods other than the period specified herein. The Lenders shall have no further obligation to issue any additional waiver.

Section 4.    Representations and Warranties. Each Borrower represents and warrants (as to itself and each of its Subsidiaries) to the Administrative Agent and Lenders that (a) the representations and warranties of the Borrowers set forth in the Credit Agreement and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) after giving effect to this Waiver, no Default shall have occurred and be continuing under the Credit Agreement.

Section 5.    Conditions Precedent to Effectiveness. The waiver set forth in Section 2 hereof shall become effective, as of the date hereof, upon receipt by the Administrative Agent of one or more counterparts of this Waiver executed by each Borrower and the Required Lenders.

Section 6.    Confirmation of Security Documents. The Company, by its execution and delivery of this Waiver, hereby confirms and ratifies that all of its obligations under the Pledge Agreement and the grant of the security interests thereunder shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement.

Section 7.    Expenses. The Borrowers agree to reimburse the Administrative Agent for out-of-pocket expenses in connection with this Waiver, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent.

Section 8.    Counterparts. This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Waiver by signing any such counterpart.

Section 9.    Governing Law. This Waiver shall be governed by, and construed in accordance with, the law of the State of New York.

Section 10.    Miscellaneous. Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. After the date this Waiver becomes effective, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Waiver shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[remainder of page intentionally left blank]

WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first above written.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Name: Patrick L. Alesia
Title: Chief Financial Officer

TELEPHONICS CORPORATION

By:	/s/ Donald C. Pastor
Name: Donald C. Pastor
Title: Ex. V.P. Operations & CFO

Signature Page

LENDERS

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Tara Lynn Moore
Name: Tara Lynn Moore
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Steven J. Melicharek
Name: Steven J. Melicharek
Title:Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Christopher J. Mendelsohn
Name: Christopher J. Mendelsohn
Title: First Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Patrick McGraw
Name: Patrick McGraw
Title: Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Brian Stone
Name: Brian Stone
Title: Administrative Vice President

Signature Page

CAPITAL ONE, N.A. Successor by merger to North Fork Bank

By:	/s/ Enrico Panno
Name: Enrico Panno Title: Vice President

Signature Page